Exhibit 10.1
      U.S. Small Business Administration

NOTE

SBA Loan #	15672773-05
SBA Loan Name	Invacare Corporation
Date	May 13, 2020
Loan Amount	$10,000,000.00
Interest Rate	1.00%
Borrower	Invacare Corporation
Operating Company	N/A
Lender	KeyBank National Association
1. PROMISE TO PAY:
In return for the Loan, Borrower promises to pay to the order of Lender the amount of $10,000,000.00 and 00/100
Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:
“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.
“Guarantor” mans each person or entity that signs a guarantee of payment of this Note.
“Loan” means the loan evidenced by this Note.
“Loan Documents” means the documents related to this loan signed by Borrower, and Guarantor, or anyone who pledges collateral.
“SBA” means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:
Borrower must make all payments at the place Lender designates. The payment terms for this Note are:
The interest rate is 1.00% per year. The interest rate may only be changed in accordance with SOP 50 10.
Borrower must pay principal and interest payments of $421,020.80 every month beginning 7 month(s) from the month this Note is dated; payments must be made on the 13th calendar day in the months they are due.

Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.

Loan Prepayment:
Notwithstanding any provision in this Note to the contrary:
Borrower may prepay this Note. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest; and c. If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days' interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under subparagraph b., above.
If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice.
All remaining principal and accrued interest is due and payable 2 years from date of Note.
Conditional Loan Forgiveness:
The indebtedness evidenced by this Note may be forgiven, pursuant to and subject to, the terms of the Paycheck
Protection Program (15 U.S.C. § 636(a)(36)), and the guidance issued in relation thereto by SBA and/or the U.S.
Department of Treasury.

Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5% of the unpaid portion of the regularly scheduled payment.

4. DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or
Operating Company:
A.Fails to do anything required by this Note and other Loan Documents;
B.Defaults on any other loan with Lender;
C.Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
D.Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA:
E.Makes, or anyone acting on their behalf makes a materially false or misleading representation to Lender or SBA;
F.Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
G.Fails to pay any taxes when due;
H.Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.Has a receiver or liquidator appointed for any part of their business or property;
J.Makes an assignment for the benefit of creditors;
K.Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
L.Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
M. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.
5. LENDER'S RIGHTS IF THERE IS A DEFAULT:
Without notice or demand and without giving up any of its rights, Lender may:
A.Require immediate payment of all amounts owing under this Note;
B.Collect all amounts owing from any Borrower or Guarantor;
C.File suit and obtain judgment;
D.Take possession of any Collateral; or
E.Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.
6. LENDER'S GENERAL POWERS:
Without notice and without Borrower's consent, Lender may:
A. Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;
C. Release anyone obligated to pay this Note;
D. Compromise, release, renew, extend or substitute any of the Collateral; and

E. Take any action necessary to protect the Collateral or collect amounts owing on this Note.
7. WHEN FEDERAL LAW APPLIES:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:
Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:
A.All individuals and entities signing this Note are jointly and severally liable.
B.Borrower waives all suretyship defenses.
C.Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.
D.Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.If any part of this Note is unenforceable, all other parts remain in effect.
G.To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that lender did not obtain any guarantee: did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

10. BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Invacare Corporation
a(n) Corporation

/s/ Kathleen Leneghan    5/15/2020
Kathleen Leneghan   Date
Senior Vice President & Chief Financial Officer

LOAN AGREEMENT

**********

THIS LOAN AGREEMENT ("Agreement") is made on May 13, 2020, between the Invacare Corporation and KEYBANK NATIONAL ASSOCIATION identified in the SBA Approval issued by the U.S. Small Business Administration ("SBA") to Lender, dated April 28, 2020 SBA Loan Number 15672773-05 ("Approval").

SBA has authorized a guaranty of a loan from Lender to Borrower under the Paycheck Protection Program (15 U.S.C. § 636(a)(36)) (the "Act") in the original principal amount of $10,000,000.00 (the "Loan").

In consideration of the promises in this Agreement and for other good and valuable consideration, Borrower and Lender agree as follows:

1.Subject to the terms and conditions of this Agreement, Lender agrees to make the Loan if Borrower complies with the following “Borrower Requirements”. Borrower must:

a.Provide Lender with all certifications, documents or other information Lender is required by the Authorization to obtain from Borrower or any third party;

b.Execute a note and any other documents required by Lender;

c.Complies with the terms and conditions of this Agreement; and

d.Does everything necessary for Lender to comply with the terms and conditions of the Loan.

2.Borrower represents and warrants, as of the date hereof, that:

a.Borrower was in business as of February 15, 2020 and had employees for which Borrower paid salaries, wages, or the equivalent and for which Borrower paid payroll taxes;

b.Borrower has reviewed the Act and represents, warrants and certifies to Lender that Borrower is an eligible applicant under the Act and the guidance promulgated by SBA and U.S. Department of Treasury related thereto;

c.The information provided in the application for the Loan and the information provided in all supporting documents and forms is true and accurate. Borrower acknowledges that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a Federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000;

d.The amount of the Loan was calculated using tax documentation provided by Borrower to Lender. Borrower hereby represents and warrants that these tax documents are identical to those submitted by Borrower to the IRS and that the information contained therein is true, correct and complete;

e.Borrower shall use the Loan only for payroll costs, interest on mortgages, rent, and utilities and Borrower shall use account no. (redacted) to facilitate application of the Loan towards the approved costs; and

f.Borrower has suffered an adverse impact to its business as a result of the COVID-19 pandemic.

3.Borrower hereby acknowledges the following:

a.Any forgiveness of the Loan amount, in full or in part, is contingent on Borrower using the Loan only for the purposes identified in this Agreement;

b.Any request made by Borrower to Lender for forgiveness of the Loan, in full or in part, shall include documentation verifying the use of Loan proceeds towards permitted uses, satisfactory to Lender it its sole discretion;

c.Any and all information and supporting documentation provided by Borrower to Lender is and shall be true, accurate and complete in all respects.

4.The terms and conditions of this Agreement:

a.Are binding on Borrower and its successors and assigns; and

b.Will remain in effect after the closing of the Loan.

5.Failure to abide by an of the terms of this Agreement will constitute an event of default under the note and other loan documents.

6.If Borrower defaults on the Loan and the SBA suffers a loss, the name of the Borrower will be referred for listing in the CAIVRS database, which may affect their eligibility for further financial assistance.

7.Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement, if any, are intended to authenticate this writing and to have the same force and effect as manual signatures. The term “electronic signature” means any electric sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. Without limiting the generality of the foregoing, delivery of an executed counterpart’s signature page of this Agreement, by facsimile, electronic mail in portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, has the same effect as delivery of an executed original of this Agreement.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have set their hands effective as of the date first written above.

BORROWER:
Invacare Corporation

By: /s/ Kathleen Leneghan
Kathleen Leneghan, Senior Vice President & Chief Financial Officer